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                                                                    Exhibit 10.4



                            EQUITABLE RESOURCES, INC.

                 PRODUCTION LONG-TERM PERFORMANCE INCENTIVE PLAN


         EQUITABLE RESOURCES, INC. (the "Company") hereby establishes the Equitable Resources, Inc. Production Long-Term Performance Incentive Plan (the "Plan") for the benefit of certain executives of the Company effective as of the 18th day of January, 2001.

         WHEREAS, the Company maintains certain incentive award plans, including the Equitable Resources, Inc. 1999 Long-Term Incentive Plan, pursuant to which stock-based incentive awards are granted to selected executive employees; and

         WHEREAS, in order to further align the interests of the persons primarily responsible for the success of the Company with the interests of the shareholders, the Company desires to provide additional long term incentive benefits through the Plan.

         NOW THEREFORE, the Company hereby provides for additional incentive benefits for certain executive employees of the Company on the following terms and conditions:

         Section 1. Eligibility. The Chief Executive Officer of the Company (the "CEO") shall, in his sole discretion, select the executive employees of the Production segment of the Company who shall be eligible to participate in the Plan. The employees selected by the CEO will become participants in the Plan (the "Participants") only upon approval by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee").

         Section 2. Incentive Awards. Each Participant shall be awarded a number of Company common stock units (collectively, the units are referred to herein as the "Award") subject to the conditions provided herein, and as determined by the Compensation Committee. The Award shall be granted to the Participant upon the approval by the Compensation Committee on the date of the Award (the "Award Date"), provided that the Award shall be held in escrow by the Company until such time as the terms, conditions and restrictions applicable to the Award are satisfied.

         Section 3. Performance Condition of the Award.

                  (a) The Award shall become payable only if:

                           (i) The average After-Tax Margin per Unit Produced, calculated in accordance with
                                    Section 4(a), equals or exceeds the target amount set forth in Exhibit A during any consecutive six month period prior to the date specified in Section 4(b), and

                           (ii) The After-Tax Margin per Unit Produced in each of the last three months of such six month period exceeds the target amount set forth in Exhibit A (collectively, the "Performance Condition").

                  (b) In the event of achievement of the Performance Condition, subject to the terms of the Plan, a Participant shall be entitled to receive an amount of cash equal to the value of the Award on the date the Performance Condition is achieved. For this purpose, the value of each unit within an Award shall be equal to the closing price of the Company's common stock on the NYSE for the day on which the value of the Award is to be determined.


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         Section 4. Calculation of the Performance Measure and Forfeiture.

                  (a) The Company's Vice President and Controller for the Production Group ("VP-Controller") shall submit on a quarterly basis, after-tax margin per unit produced ("After-Tax Margin per Unit Produced") to the Company's Chief Financial Officer ("CFO"), calculated as Revenue per unit minus Expenses per unit, derived as set forth in Exhibit A. The VP-Controller will have responsibility for calculating the After-Tax Margin per Unit Produced, subject to the CFO's approval of both the methodology and calculation. The average After-Tax Margin per Unit Produced for any six month period shall be equal to the sum of the After-Tax Margin per Unit Produced for each of the months in the period, divided by six.

                  (b) A Participant's Award shall be forfeited if the Performance Condition is not satisfied on or before January 1, 2004.

                  (c) A Participant's Award shall be forfeited if, prior to the satisfaction of the Performance Condition, the Participant's employment with the Company is terminated voluntarily or involuntarily for any reason; provided, however, that a Participant's Award shall not be forfeited if, at any time within 24 months following a Change in Control of the Company (as defined in the Company's Deferred Compensation Plan), the Company terminates the Participant's employment for reasons other than for Cause (as defined in Section 11) or, during the same period, Participant terminates employment with the Company for Good Reason (as defined in Section 10).

         Section 5. Dividends and Adjustments. If a dividend or other distribution shall be declared upon the Company's common stock payable in shares of the common stock, the number of units expressed in terms of shares of the common stock shall be adjusted by adding thereto the number of shares of the common stock which would have been distributable thereon if such units had been outstanding (as shares of common stock) on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Additional units so distributed with respect to any units held in escrow or in the Company's possession shall also be held by the Company in escrow or in its possession and shall be subject to the same restrictions as are applicable to the units on which they were distributed. If the outstanding shares of the Company's common stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each unit expressed in terms of shares of the common stock, the number and kind of replacement units, expressed in shares of stock or other securities or cash or other property into which each outstanding share of the common stock shall be so changed or for which each such share shall be exchangeable. Upon such event, the value of the units constituting the Award shall equal the closing price of such common stock on the principal market on which such common stock is traded and the Award shall continue to be subject to the terms of the Plan. Unless otherwise determined by the Committee in its discretion, any such replacement units, into or for which the units held in escrow or in the Company's possession shall be changed or exchangeable in any such transaction shall also be held by the Company in escrow or in its possession and shall be subject to the same restrictions as are applicable to the units in respect of which such replacement units were issued or distributed.

         Section 6. Distribution. Upon notification from the Company of participation in the Plan, each Participant must make a written election as to the time and form in which his or her Award will be paid as provided in this
Section 6. This election must be made on or before February 1, 2001, for those individuals who are Participants on the effective date of the Plan, or not more than thirty (30) days after the date of becoming a Participant, in the case of other individuals.


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                  (a) A Participant may elect to have the payment of his or her
Award deferred and paid in such form as provided in accordance with the Company's Deferred Compensation Plan; provided, however, that no payment shall be made pursuant to the Award prior to achievement of the Performance Condition. The Participant's election as to when payment of the Award will commence shall be irrevocable.

                  (b) If a Participant has elected to receive payment of his or her Award, or any portion thereof, at a time later than the date when the Performance Condition is achieved, then the units comprising the Award, to the extent unpaid, shall be credited to and maintained in accordance with the terms of the Company's Deferred Compensation Plan as then in effect. Participant shall be subject to the terms of that plan, as then in effect, with respect to such deferred amount and the allocation of deferred amounts.

                  (c) Notwithstanding any election by a Participant to receive the payment of his or her Award at a specified date on which he or she is still employed by the Company, the Award shall be paid to the Participant in such case only to the extent that the deductibility of such payment to the Company is not limited by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that the payment of all or a part of the Award exceeds the Code Section 162(m) limit, the amount in excess of the limit shall be considered a required deferral and be credited to the Company's Deferred Compensation Plan as described in Section 6(b) and payment shall automatically be deferred to the next subsequent year in which it can be paid to the Participant without exceeding the Code Section 162(m) limit.

                  (d) Subject to Section 6(c), a Participant's Award under this Plan shall be paid to the Participant within sixty (60) days following determination by the Company of achievement of the Performance Condition or, if deferred, upon the date or dates specified in the Company's Deferred Compensation Plan. The Participant shall receive payment for all Awards in cash and shall have no right to receive any distribution of Company stock.

                  (e) In the event of the Participant's death, any vested payments otherwise due to the Participant shall be paid to the Participant's beneficiary, as listed on the most recent election form which is delivered to the Company, upon the date or dates specified in the Company's Deferred Compensation Plan.

         Section 7. Nature of Plan. The Plan constitutes a mere promise by the Company to make benefit payments in the future. The Company's obligations under the Plan shall be unfunded and unsecured promises to pay. The Company shall not be obligated under any circumstance to fund its financial obligations under the Plan. The Company may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that any Participant or beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right, and each Participant and beneficiary shall at all times have the status, of a general unsecured creditor of the Company.

         Section 8. Nonassignment. A Participant shall have no right to sell, exchange, transfer, pledge, assign or otherwise alienate or hypothecate (collectively, "Transfer") an Award in any manner, including any Transfer for cash, stock or any other benefit, and any attempt to do so shall be void.

         Section 9. Change in Control. Upon a Change in Control, as then defined in the Company's Deferred Compensation Plan, the value of all of the outstanding Awards granted to Participants pursuant to the Plan on the date of the Change in Control, assuming that (i) the Performance Condition for all such Awards is achieved as of the date of the Change in Control,


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and (ii) all Awards are payable as of the date of the Change in Control, based upon the closing price of the Company's common stock on the NYSE on that day, shall be credited to the Company's Deferred Compensation Plan solely for purposes of determining the amount of funding required of any trust created pursuant to the terms of such plan; provided, however, that no payment shall be made pursuant to any Award under this Plan, the Company's Deferred Compensation Plan or any trust created thereunder, prior to achievement of the Performance Condition.

         Section 10. Good Reason for Termination. Solely for purposes of the forfeiture provision of Section 4(c), a Participant shall have terminated employment with the Company for "Good Reason" if any one of the following occurs following a Change in Control:

                  (a) The removal of the Participant from the position he or she held immediately prior to the Change in Control (other than by reason of death, disability or for Cause);

                  (b) The assignment to the Participant of any duties materially and adversely inconsistent with those performed by the Participant immediately prior to the Change in Control or a substantial alteration in the nature or status of the Participant's responsibilities, either of which renders the Participant's position to be of less dignity, responsibility or scope;

                  (c) A reduction by the Company in the Participant's level of overall compensation (including annual incentive opportunity at target award levels) as in effect on the effective date of this Plan or as the same may be increased from time to time, except for proportional across-the-board reductions similarly affecting all executives of the Company and all executives of any person in control of the Company; provided, however, that the exception for across-the-board reductions shall not apply in the event the Participant's annual base salary is reduced by an amount equal to ten percent or more of the Participant's annual base salary, as of the end of the calendar year immediately preceding the year in which the Change in Control occurs, without the Participant's consent;

                  (d) The failure to grant the Participant an annual salary increase necessary to maintain such salary as reasonably comparable to the salaries of senior executives holding positions equivalent to the Participant's in the industry in which the Company's then principal business activity is conducted;

                  (e) The Company requiring the Participant to be based anywhere other than the Company's principal executive offices in the city in which the Participant is principally located immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations immediately prior to the Change in Control; or

                  (f) Any material reduction by the Company of the benefits enjoyed by the Participant under any of the Company's pension, retirement, profit sharing, savings, life insurance, medical, health and accident, disability or other employee benefit plans, programs or arrangements; the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefits or perquisites; or the failure by the Company to provide the Participant with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy, provided that this paragraph (f) shall not apply to any proportional across-the-board reduction or action similarly affecting all executives of the Company and all executives of any person in control of the Company.


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         Section 11. Termination of Participant for Cause. Solely for purposes of the forfeiture provision of Section 4(c), a Participant shall have a termination of employment from the Company for "Cause" upon:

                  (a) The willful and continued failure by the Participant to substantially perform his duties with the Company (other than (i) any such failure resulting from the Participant's disability, or (ii) any such actual or anticipated failure resulting from the Participant's termination of his employment for Good Reason), after a written demand for substantial performance is delivered to the Participant by the CEO of the Company which specifically identifies the manner in which the CEO believes that the Participant has not substantially performed his duties and which failure has not been cured within thirty days after such written demand; or

                  (b) The willful and continued engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

         For purposes of this Section 11, no act, or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board of Directors) finding that in the good faith opinion of the Board of Directors the Participant is guilty of the conduct set forth above and specifying the particulars thereof in detail.

         Section 12. Successors. The obligation of the Company under the Plan shall be binding upon the successors and assigns of the Company.

         Section 13. Dispute Resolution. The Participant may make a claim to the Compensation Committee with regard to a payment of benefits provided herein. If the Compensation Committee receives a claim in writing, the Compensation Committee must advise the Participant of its decision on the claim in writing in a reasonable period of time after receipt of the claim, not to exceed 120 days. The notice shall set forth the following information:

                  (a)      The specific basis for its decision;

                  (b) Specific reference to pertinent Plan provisions on which the decision is based;

                  (c) A description of any additional material or information necessary for the Participant to perfect a claim and an explanation of why such material or information is necessary; and

                  (d)      An explanation of the Plan's claim review procedure.

If the Participant does not receive a notice of decision within 120 days after receipt of the claim, the claim will be deemed to have been denied. The Participant may request a review of a decision (or deemed denial) by filing with the Compensation Committee a written request for such review. The request must be filed within 60 days after the notice of decision is received, or within 60 days after the denial is deemed to have occurred. The Participant may review pertinent documents and submit issues and comments in writing within the same 60-day period. If a


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request for review is filed, such review shall be made by the Compensation
Committee within 120 days after receipt of such request. Upon completion of the review, the Participant shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

         In the event that the Participant continues to disagree with the decision of the Compensation Committee, the Participant may seek to resolve the dispute by referring the matter to an impartial arbitrator who shall be selected from a list of names provided by the Federal Mediation and Conciliation Service in Washington DC, provided that the costs for such proceeding shall be borne by the party determined by the arbitrator.

         Section 14. Impact on Benefit Plans. Payments made under this Plan will not be considered as earnings for purposes of the Company's Deferred Compensation Plan.

         Section 15. No Contract of Employment. Neither the Plan nor any Award shall be construed as a contract of employment for the Participant during the term of this Plan or as a limitation on the right of the Company to discharge any Participant with or without Cause.

         Section 16. Applicable Law. This Plan shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to its conflict of law provisions.

         Section 17. Severability. In the event that any one or more of the provisions of this Plan shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 18. Headings. The descriptive headings of the Sections of this Plan are inserted for convenience of reference only and shall not constitute a part of this Plan.

         Section 19. Amendment and Termination. This Plan may be amended by the Company, in its sole discretion at any time by a written action authorized by the Compensation Committee, except that no amendment shall adversely affect a Participant's rights to an Award after the Award Date and no amendment may be made following a Change in Control, as defined in the Company's Deferred Compensation Plan. This Plan shall terminate upon the earlier of the satisfaction of the Performance Condition or January 1, 2004.




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